UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2013

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On March 4, 2013, Tuesday Morning Corporation (the “Company”) announced that Brady Churches, the Company’s President and Chief Executive Officer, resigned effective as of March 3, 2013. The Company’s Board of Directors is initiating a search for a new chief executive officer and anticipates naming a new chief executive officer in the next several months.

In connection with Mr. Churches’ departure, the Company entered into a Separation Agreement with Mr. Churches (the “Separation Agreement”) on March 3, 2013.  The Separation Agreement provides that Mr. Churches will receive severance benefits to which he is entitled under his Employment Agreement dated as of September 1, 2012, as amended (the “Employment Agreement”), in connection with a termination not for Cause. In particular, (i) Mr. Churches will receive a lump-sum separation payment of $900,000 which shall be payable in a cash lump sum on September 5, 2013; and (ii) the Company will reimburse Mr. Churches for the full amount of the premiums Mr. Churches pays for coverage under the Company’s group medical plan and group dental plan for himself and his dependents pursuant to section 4980B of the Internal Revenue Code of 1986, as amended and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to the first 12 months Mr. Churches maintains the COBRA coverage. The Company will also pay Mr. Churches an annual incentive bonus payment for the Company’s current fiscal year in the amount of $284,000 (the “Bonus”). The Bonus will be payable on March 15, 2013  in accordance with the Company’s normal payroll practices and will be subject to customary withholding deductions. As previously disclosed, in connection with Mr. Churches’ hiring, the Company and Mr. Churches engaged in negotiations regarding the possible acquisition by the Company of the wholesale closeout business owned by Marketing Results, Ltd. (“MRL”), a business in which Mr. Churches had an ownership interest. The Company and Mr. Churches were unable to reach an agreement on the acquisition and terminated the negotiations. In connection therewith, the Company has agreed to pay directly, or reimburse Mr. Churches and MRL, for up to a total of $60,000 for legal and other third party fees incurred by them in connection with the negotiations upon receipt of invoices or other documentation evidencing such fees.

Pursuant to the Separation Agreement, 33,000 shares of the first signing incentive stock options and 300,000 shares of the first signing non-qualified stock options (collectively, the “First Signing Options”) vested as of March 3, 2013, but may not be exercised until March 12, 2013. No portion of the First Signing Options may be exercised in any event on or after the tenth anniversary of the grant date. Following the separation date, Mr. Churches will have no equity interest in the Company or any of its affiliates or subsidiaries other than the 333,000 vested stock options referred to above. All other unvested stock options and restricted stock held by Mr. Churches will terminate.

Pursuant to the Separation Agreement, Mr. Churches agreed to release the Company from, among other things, all claims arising out of or related to or based upon his employment with the Company.

The Company also entered into a Consulting Agreement with Mr. Churches (the “Consulting Agreement”) on March 3, 2013.  The Consulting Agreement is for a one year term, and provides that during the term Mr. Churches will provide services reasonably requested by the Company, including: (i) providing transition services to facilitate a smooth transition of Mr. Churches’ job responsibilities to a successor and (ii) responding and providing information with regard to matters in which Mr. Churches has knowledge as a result of his prior employment with the Company, including but not limited to selecting merchandise.  In consideration for the consulting services, the Company will pay Mr. Churches (i) $125,000 in a single lump sum payment on March 11, 2013 and (ii) $96,000 in 12 consecutive equal monthly payments of $8,000 commencing on April 1, 2013. The Consulting Agreement may be terminated by either the Company or Mr. Churches for any reason by providing the other party with at least ten calendar days’ advance written notice of the termination.

The above descriptions of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the copy of each such agreement filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference. A copy of the press release announcing Mr. Churches’ resignation is attached as Exhibit 99.1.

Interim Principal Executive Officer

Effective as of March 3, 2013, the Board of Directors has appointed R. Michael Rouleau, age 74, as the principal executive officer of the Company through the transition to a new chief executive officer. Consequently, Mr. Rouleau will no longer serve as a member of the Compensation Committee and the Audit Committee during this transition period.

Mr. Rouleau’s career in retail commenced in 1962 with Target Corporation, which at the time was a mass-market discount concept operated by Dayton’s Department Store.  As one of Target’s first 25 employees, Mr. Rouleau served in roles of increasing responsibility, eventually rising to Executive Vice President for Merchandising and Logistics/Supply Chain.  In 1988, Mr. Rouleau co-founded one of the country’s early office supply chains, Office Warehouse, which went public in 1991 and was acquired by OfficeMax Incorporated in 1992.  Mr. Rouleau also served in senior leadership positions with Lowe’s Companies, Inc. as its Executive Vice President, Retail Operations from 1992 to 1996 and Michaels Stores, Inc. as its President and CEO from 1996 to 2006.

There are no reportable transactions under Item 404(a) of Regulation S-K.  The terms related to Mr. Rouleau’s engagement as the Company’s interim Chief Executive Officer are being finalized and will be disclosed by the Company when available on an amendment to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated March 3, 2013, by and between Tuesday Morning Corporation and Brady Churches
10.2	Consulting Agreement, dated March 3, 2013, by and between Tuesday Morning Corporation and Brady Churches
99.1	Press Release of Tuesday Morning Corporation dated March 4, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: March 6, 2013	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement, dated March 3, 2013, by and between Tuesday Morning Corporation and Brady Churches
10.2	Consulting Agreement, dated March 3, 2013, by and between Tuesday Morning Corporation and Brady Churches
99.1	Press Release of Tuesday Morning Corporation dated March 4, 2013